Exhibit 99.1
NEWS RELEASE Contact: Chuck McArthur, President and CEO cmcarthur@ufeonline.com 432-571-8000 Lisa Elliott / lelliott@drg-e.com DRG&E / 713-529-6600

UNITED FUEL & ENERGY ANNOUNCES FIRST QUARTER 2007
EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE

Midland, Texas - May 14, 2007 - United Fuel & Energy Corporation (OTCBB: UFEN), a leading distributor of gasoline, diesel, propane and lubricant products to customers in the rural markets of the southwestern and south central U.S. today announced that it will release its first quarter results after the market closes on Tuesday, May 15, 2007. In conjunction with the release, the Company has scheduled a conference call that will be broadcast live over the Internet on Wednesday, May 16, 2007 at 11:00 a.m. Eastern (10:00 a.m. Central).

What: United Fuel & Energy First Quarter 2007 Earnings Conference Call

When: Wednesday, May 16, 2007 at 11:00 a.m. Eastern (10:00 a.m. Central)

How: Live via phone -- By dialing (303) 262-2125 and asking for the United Fuel & Energy call about 10 minutes prior to the start time

Where: http://www.ufeonline.com

For those who cannot listen to the live call, a telephonic replay will be available through May 23, 2007 and may be accessed by calling (303) 590-3000 and using the pass code 11090327#. Also, a web cast archive will be available at www.ufeonline.com in the investor relations section of the site shortly after the call. For more information, please contact Donna Washburn at DRG&E at 713-529-6600 or email dmw@drg-e.com.

About United Fuel& Energy Corporation

United Fuel & Energy Corporation, headquartered in Midland, Texas, is engaged in the business of distributing gasoline, diesel, propane and lubricant products primarily in certain rural markets of Texas, New Mexico, Arizona and Oklahoma. United Fuel represents the consolidation of numerous companies, the most significant of which was the Eddins-Walcher Company. United Fuel intends to continue to expand its business through strategic acquisitions and organic growth initiatives.

United Fuel currently engages in the following activities:

•	Wholesale fuels and lubricants (to commercial customers).
•	Card lock operation (unattended re-fueling of commercial vehicles).
•	Propane distribution (to commercial and residential users).

United Fuel conducts its operations through approximately 20 branch locations and over 100 card lock (unattended) fuel sites. United Fuel currently has approximately 285 full-time employees. For more information, please visit the Company’s website at www.ufeonline.com or to request future press releases via email, go to http://www.b2i.us/irpass.asp?BzID=1318&to=ea&Nav=1&S=0&L=1

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